Item 77 E

Since October 2003,
Federated and
related entities
(collectively, "Federated"),
and various Federated funds
("Funds"),
have been named
as defendants in
several class action
lawsuits now pending
in the United States
District Court for the
District of Maryland.
The lawsuits
were purportedly filed
on behalf of people who
purchased, owned and/or
redeemed shares of
Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in illegal
and
improper trading practices
including market timing and
late trading in concert with
certain institutional traders,
which allegedly caused
financial injury to the
mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
 first public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
from the SEC, the Office of the
New York
State Attorney General ("NYAG"),
and other authorities. In that
regard, on November 28, 2005,
Federated announced that it had
reached final settlements with
the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and
NYAG settled
proceedings against three
Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC made
findings: that Federated
Investment Management Company
("FIMC"), an SEC-registered
investment adviser to various
Funds, and
Federated Securities Corp.,
an SEC-registered broker-dealer
 and distributor for the Funds,
 violated provisions of the Investment
Advisers
Act and Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
or the associated conflict of
interest between FIMC and the
funds involved in the arrangements,
either to other fund shareholders
or to the funds' board; and that
Federated Shareholder Services
Company, formerly an SEC-registered
transfer agent, failed to prevent
a customer and a Federated
employee from late trading in
 violation of provisions of the
Investment Company Act. The NYAG
found that such conduct violated
provisions of New York State law.
Federated entered into the settlements
without admitting or denying the
regulators' findings. As
Federated previously reported in
2004, it has already paid
approximately $8.0 million to
certain funds as determined by
an independent
consultant. As part of these
settlements, Federated agreed
to pay disgorgement and a civil
money penalty in the aggregate
amount of
an additional $72 million and,
among other things, agreed that
it would not serve as investment
adviser to any registered investment
company unless (i) at least 75%
of the fund's directors are
independent of Federated, (ii)
the chairman of each such fund
is
independent of Federated, (iii)
no action may be taken by the
fund's board or any committee
thereof unless approved by a
majority of
the independent trustees of
the fund or committee, respectively,
and (iv) the fund appoints a
"senior officer" who reports
to the
independent trustees and is
 responsible for monitoring
compliance by the fund with
applicable laws and fiduciary
duties and for
managing the process by which
management fees charged to a
fund are approved. The settlements
are described in Federated's
announcement which, along with
previous press releases and
related communications on those
matters, is available in the "About Us"
section of Federated's website
at FederatedInvestors.com.
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending in the
United States
District Court for the Western
District of Pennsylvania, alleging,
 among other things, excessive
 advisory and Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein Shapiro
 LLP to represent the Funds in
each of the lawsuits described in
the preceding two paragraphs.
Federated and the Funds, and their
respective counsel, have been
 defending this litigation,
and none of
the Funds remains a defendant
in any of the lawsuits (though
some could potentially receive
any recoveries as nominal defendants).
Additional lawsuits based upon
similar allegations may be filed
in the future. The potential
impact of these lawsuits, all
of which seek
unquantified damages, attorneys'
fees, and expenses, and future
potential similar suits is uncertain.
 Although we do not believe that
these lawsuits will have a material
adverse effect on the Funds, there
can be no assurance that these suits,
ongoing adverse publicity
and/or other developments resulting
from the regulatory investigations
will not result in increased Fund
redemptions, reduced sales of
Fund shares, or other adverse
consequences for the Funds.